FOR IMMEDIATE RELEASE:

June 24, 2011 Media Contact:

Michelle Russo

michelle_russo@discovery.com

240-662-2901

Investor Contact:

Craig Felenstein

craig_felenstein@discovery.com

212-548-5109

DISCOVERY COMMUNICATIONS TO REPORT SECOND QUARTER 2011 RESULTS ON THURSDAY, AUGUST 4

(Silver Spring, Md.) - Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) will report second quarter 2011 results on Thursday, August 4, 2011, at 7:00 a.m. EDT. The company will host a conference call at 8:30 a.m. EDT to discuss the results.

To access the conference call in the US dial 1-888-873-4896, or outside of the US dial 1-617-213-8850, and use the following passcode: 56019852. Please dial in approximately 10 minutes in advance to ensure you are connected prior to the beginning of the call.

A live audio webcast of the call also will be available on Discovery Communications' website at www.discoverycommunications.com.

A replay of the call will be available beginning approximately one hour after the completion of the call until August 18, 2011. The replay can be accessed by phone in the US at 1-888-286-8010 and outside of the US at 1-617-801-6888 using the following passcode: 51405528. The replay also will be available via audio webcast in the "Investor Relations" section of the company's website.

About Discovery Communications

Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) is the world's #1 nonfiction media company reaching more than 1.5 billion cumulative subscribers in 210 countries and territories. Discovery is dedicated to satisfying curiosity through 130-plus worldwide television networks, led by Discovery Channel, TLC, Animal Planet, Science and Investigation Discovery, as well as US joint venture networks OWN: Oprah Winfrey Network, The Hub and 3net, the first 24-hour 3D network. Discovery also is a leading provider of educational products and services to schools and owns and operates a diversified portfolio of digital media services, including HowStuffWorks.com. For more information, please visit www.discoverycommunications.com.

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